UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2003

CASAVANT MINING KIMBERLITE INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Nevada 0-26919
(State or other jurisdiction (Commission (I.R.S. Employer
of incorporation) File Number) Identification)

1481 W. Warm Springs Road, Suite 133, Las Vegas, Nevada 89014
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 946-6747

ITEM 9. REGULATION FD DISCLOSURE

On April 15, 2003, Casavant Mining Kimberlite International, Inc. ("CMKI") entered into an agreement with Urban Casavant, President of the Company, whereby Mr. Casavant agreed to place his shares of CMKI common stock in escrow for a period of three (3) years. During the period of time in which Mr. Casavant's shares are in escrow, Mr. Casavant has agreed not to sell, pledge, or otherwise dispose of any of the shares placed in escrow. However, Mr. Casavant does retain all other rights afforded to him by virtue of owning the shares, including voting rights and rights to dividends and other distributions.Mr. Casavant's shares are being held in escrow by the Law Offices of Thomas C. Cook, Ltd.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Share Lockup Agreement dated April 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2003

Casavant Mining Kimberlite International, Inc.

By: /s/ Urban Casavant
Urban Casavant, President

Share Lockup Agreement

This Share Lockup Agreement (the "Agreement") is entered into this ___ day of April, 2003 by and between Urban Casavant, an individual resident in the State of Nevada (hereinafter referred to as "Casavant"), Casavant Mining Kimberlite International, a Nevada corporation ("CMKI"), and Thomas C. Cook and Associates, Ltd., a Nevada professional law corporation (hereinafter referred to as "TCC").

RECITALS

WHEREAS, Casavant currently is an affiliate of CMKI, by virtue of the fact that he is currently the president of CMKI and is the holder of record of six hundred million (600,000,000) common shares of CMKI, represented by certificate number 5171 (the "Shares"); and

WHEREAS, Casavant and CMKI believe that it would be in the best interests of CMKI and its shareholders for the Shares to be held in escrow for a period of time; and

WHEREAS, Casavant and CMKI have mutually chosen to utilize TCC as the Escrow Agent.

NOW, THEREFORE, Casavant, CMKI and TCC and hereby agree as follows:

1. Escrow of Shares. Casavant shall place the Shares directly into the custody of TCC. The share certificates shall not be released from the custody of TCC until three years pass from the date of execution of this Agreement (the "Escrow Term"). During such Escrow Term, Casavant hereby agrees that he will be unable to sell, transfer, pledge, hypothecate or otherwise dispose of the Shares. During the Escrow Term, Casavant will retain all other rights afforded to him as a shareholder of CMKI, including but not limited to the receipt of dividends when declared and voting rights.

2. Break of Escrow. Upon the expiration of the Escrow Term, TCC shall, within five (5) business days from the expiration of the Escrow Term, release to Casavant the Shares.

3. TCC Not Underwriter or Broker/Dealer. It is expressly understood and agreed by the parties that TCC is acting only in the capacity of an escrow agent, and therefore shall not partake in any activity which would cause TCC to be classified as an underwriter, a broker or a dealer as defined under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other relevant federal or state securities law, rule, or regulation.

4. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Casavant, TCC and CRS.

5. Waiver of Compliance; Consents.

5.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

6. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

8. Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

9. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

10. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Nevada. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the State of Nevada.

11. Indemnification. Casavant and CMKI hereby agree to indemnify and hold harmless TCC, its partners, employees, agents, representatives, assigns, and controlling persons from any and all losses, claims, damages, liabilities, costs, and expenses and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding, or claim, whether or not in connection with any action, suit, proceeding or claim for which they are a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the services pursuant to this agreement so long as TCC has not committed intentional or willful misconduct, or shall not have acted negligent or grossly negligent, in connection with the services which form the basis of the claim for indemnification. This paragraph shall survive the expiration or termination of this agreement.

12. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

13. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

14. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees).

15. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

16. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

IN WITNESS WHEREOF, the parties hereto have set their hands this ___ day of April, 2003.

Urban Casavant, an individual Thomas C. Cook and Associates, Ltd.,
("Casavant") a Nevada professional corporation

("TCC")

By: /s/ Urban Casavant By: /s/ Thomas c. Cook
Urban Casavant Thomas C. Cook, Esq., President
Casavant Mining Kimberlite International, a
Nevada corporation ("CMKI")

By: /s/ Urban Casavant
Urban Casavant, President